Exhibit 99.1

ONDAS HOLDINGS INC. ANNOUNCES REVERSE STOCK SPLIT

OF COMMON STOCK

SUNNYVALE, Calif., November 13, 2020 - Ondas Holdings Inc. (OTCQB: ONDS), through its wholly owned subsidiary, Ondas Networks Inc., a developer of private licensed wireless data networks for mission-critical industrial markets (the “Company”), today announced it will effect a one-for-three reverse stock split of its issued and outstanding Common Stock. Pursuant to the Certificate of Change filed with the Secretary of State of the State of Nevada, the reverse stock split will be effective at 5:31 p.m., Eastern Time, on November 13, 2020. The Company expects that upon the opening of trading on November 16, 2020, its Common Stock will trade on the OTCQB on a split-adjusted basis under the current trading symbol “ONDS” and the new CUSIP number 68236H 204.

No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would result from the reverse stock split will be rounded up to the nearest whole share. Following the reverse stock split, the Company will have 116,666,667 shares of Common Stock authorized and approximately 19,796,029 shares of Common Stock outstanding.

Shareholders of record are not required to send in their current stock certificates or evidence of book-entry or other electronic positions for exchange. Following the effectiveness of the reverse stock split, each stock certificate and book-entry or other electronic position representing issued and outstanding shares of the Company's common stock will be automatically adjusted. Those shareholders holding common stock in "street name" will receive instructions from their brokers if they need to take any action in connection with the reverse stock split.

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a developer of private licensed wireless data networks for mission-critical industrial markets. The Company designs and manufactures its multi-patented, Software Defined Radio (SDR) platform for Mission Critical IoT (MC- IoT) applications. Ondas Networks’ customer end markets include utilities, oil and gas, transportation, and government entities whose demands span a wide range of mission critical applications that require secure communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use the Company's SDR technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ SDR technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com, www.otcmarkets.com or follow Ondas Networks on Twitter and LinkedIn.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 13, 2020, and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Company Contact:

Stewart Kantor, CFO

Ondas Holdings Inc.

888.350.9994 Ext. 1009

Ondas Holdings

165 Gibraltar Court ▪ Sunnyvale, CA 94089

+1-888-350-9994 ▪ www.ondas.com